UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): August 13, 1996
                                                         ---------------

                        FARMSTEAD TELEPHONE GROUP, INC.
             (Exact name of registrant as specified in its charter)

                        Commission File Number: 0-15938
                                                -------

          Delaware                                          06-1205743
          --------                                          ----------
(State or other jurisdiction of                           (IRS Employer
 incorporation or organization)                         Identification No.)

         81 Church Street,
         East Hartford, CT                                  06108-3728
         -----------------                                  ----------
(Address of principal executive offices)                    (Zip Code)


       Registrant's telephone number, including area code: (860) 282-0010
                                                           --------------
ITEM 5. OTHER EVENTS

     Effective August 13, 1996, Farmstead Telephone Group, Inc. (the "Company") implemented a 1 for 10 reverse split of its 21,243,676 shares of Common Stock outstanding (2,124,406 shares after the reverse stock split). The reverse split was previously approved by stock holders at the Company's June 13, 1996 Annual Shareholders Meeting. In connection with the reverse split, the Company's 1,835,727 outstanding Warrants were also proportionally adjusted to 183,579 Warrants with an adjusted exercise price of $5.00 per share.

     On August 13, 1996, the Company also commenced a Rights Offering of one million Units, each Unit consisting of one share of Common Stock, one Class A Warrant and one Class B Warrant, to shareholders of record on August 12, 1996, pursuant to a Form SB-2 registration statement which was declared effective August 12, 1996 by the Securities and Exchange Commission. For the next 30 days this offering will be available only to existing shareholders as of the record date, after which time an investment firm retained by the Company will offer, on a firm commitment basis, any remaining securities to qualified investors. The Units will be offered at a price of $4.06 per Unit, which is the 10 day average of the closing bid price of the Common Stock, after adjusting for the reverse split.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    FARMSTEAD TELEPHONE GROUP, INC.

Dated: August 13, 1996          By: /s/ Robert G. LaVigne
                                    --------------------------
                                    Robert G. LaVigne
                                    Vice President - Finance & Administration
                                    (Principal Financial and Accounting Officer)